Registration No.
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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ----------------------

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     -----------------------


               New England Business Service, Inc.
      -----------------------------------------------------
     (Exact name of registrant as specified in its charter)

              Delaware                             04-2942374
   -------------------------------            -------------------

   (State or other jurisdiction of            (I.R.S. Employer
   organization or incorporation               Identification No.)

                         500 Main Street
                   Groton, Massachusetts 01471
  ------------------------------------------------------------
  (Address of principal executive offices, including zip code)


                 NEBS 2002 Equity Incentive Plan
                --------------------------------
                    (Full title of the plan)


                          Craig Barrows
          Vice President, General Counsel and Secretary
               New England Business Service, Inc.
                         500 Main Street
                   Groton, Massachusetts 01471
                         (978) 448-6111
    ---------------------------------------------------------
    (Name, address and telephone number, including area code,
                      of agent for service)


                 CALCULATION OF REGISTRATION FEE
                 -------------------------------
                                   Proposed       Proposed
  Title of                         Maximum        Maximum         Amount of
Securities to     Amount to be   Offering Price   Aggregate       Registration
be Registered     Registered(1)   Per Share(1)    Offering Price  Fee
-------------     ------------   --------------   --------------  -----------
Common Stock
($1.00 par value) 1,000,000 (2)  $23.10           $23,100,000 (3)  $2,125.20

(1) This registration statement also covers preferred stock purchase rights (the "Rights") which are presently attached to and trade with the registrant's common stock. Any value attributable to the Rights is reflected in the market price of the common stock.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(3) Estimated solely for the purpose of calculating the registration fee. This amount was calculated pursuant to Rule 457(c) upon the basis of the average of the high and low prices of the registrant's common stock as reported in the consolidated reporting system of the New York
Stock Exchange on December 4, 2002.

(4) The registration fee has been calculated pursuant to Section
6(b) of the Securities Act by multiplying .000092 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 solely for the purposes of determining the registration fee of the securities registered hereby).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3. Incorporation of Documents by Reference.

     We hereby incorporate by reference the following documents that we filed with the Securities and Exchange Commission:

(1) Our Annual Report on Form 10-K for the fiscal year ended June
    29, 2002.

(2) Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2002.

(3) Our Current Reports on Form 8-K filed on July 16, September
    19 and September 24, 2002.

(4) The description of our common stock contained in Amendment
    No. 1 to Registration Statement on Form 8-A, filed on November 20, 2002, including any amendment or report filed for the purpose of updating such description.

(5) The description of our preferred stock purchase rights attached to the common stock contained in Amendment No. 2 to Registration Statement on Form 8-A, filed on November 19, 2002, including any amendment or report filed for the purpose of updating such description.

     All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

     Craig Barrows, Vice President, General Counsel and Secretary of New England Business Service, Inc., has given his opinion on the validity of the common stock and the preferred stock purchase rights offered under this registration statement. As of the date of this registration statement, Mr. Barrows owned 4,861 shares of common stock as well as 12,250 unexercised vested stock options. These shares and options include awards under the company's stock-based incentive plans, subject to forfeiture under certain circumstances, and share equivalents allocated to his account in the company's 401(k) plan.

Item 6. Indemnification of Directors and Officers.

     We are a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware provides that we may indemnify our directors, officers, employees or agents, and certain other persons serving at our request in related capacities, against amounts paid and expenses incurred in connection with an action or proceeding to which such person was, is or is threatened to be made, a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the company's best interests, and, in any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was illegal; except that in the case of actions brought by or in the right of the company, no indemnification is permitted without judicial approval if such person is adjudged to be liable to the company. Where one or more of our directors or officers is successful on the merits or otherwise in the defense of any action referred to above, we are required by Delaware law to indemnify such person against his or her actual and reasonable expenses.

     Section 145 permits us to carry insurance on behalf of any person acting in any of the capacities described above against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not we would have the power to indemnify him or her against such liabilities under Section 145.

     Our by-laws require us, to the full extent permitted by Delaware law, to indemnify our directors and officers against amounts paid and expenses incurred in connection with an action or proceeding to which such persons were, are or are threatened to be made, a party by reason of such position, or by reason of such person's having served at our request in certain related capacities. This indemnity includes, upon such person's request, the advancement of expenses. This indemnity does not require us to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, except with respect to proceedings to enforce the foregoing rights to indemnification. Any person seeking indemnification under this provision is deemed to have met the standard of conduct required for such indemnification unless the contrary has been established.

     Section 12 of the our certificate of incorporation provides that, to the fullest extent permissible under Delaware law, none of our directors will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director.

     We have obtained a directors' and officers' liability insurance policy to provide coverage for our officers and directors.

Item 8. Exhibits.

     Exhibits required as part of this registration statement are listed in the index on page 8.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Massachusetts, this 5th day of December, 2002.

                                      New England Business Service, Inc.


                                      By: DANIEL M. JUNIUS
                                         -------------------------------
                                         Daniel M. Junius
                                         Executive Vice President and
                                         Chief Financial Officer

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and constitutes Robert J. Murray, Richard T. Riley and Daniel M. Junius, and each of them singly, such person's true and lawful attorneys with full power to them, and each of them singly, to sign for such person in such person's name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and such person hereby ratifies and confirms such person's signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                      Date
---------                  -----                      ----

ROBERT J. MURRAY
---------------------      Chairman and Chief         December 5, 2002
Robert J. Murray           Executive Officer
                           (principal executive
                           officer), Director

DANIEL M. JUNIUS
---------------------      Executive Vice President   December 5, 2002
Daniel M. Junius           and Chief Financial Officer
                           (principal financial
                           officer)

DAVID G. FOSTER
---------------------      Vice President,            December 5, 2002
David G. Foster            Corporate Controller
                           (principal accounting
                           officer)

WILLIAM T. END
---------------------      Director                   December 5, 2002
William T. End

NEIL S. FOX
---------------------      Director                   December 5, 2002
Neil S. Fox

ROBERT L. GABLE
---------------------      Director                   December 5, 2002
Robert L. Gable

THOMAS J. MAY
---------------------      Director                   December 5, 2002
Thomas J. May

HERBERT W. MOLLER
---------------------      Director                   December 5, 2002
Herbert W. Moller

JOSEPH R. RAMRATH
---------------------      Director                   December 5, 2002
Joseph R. Ramrath

RICHARD T. RILEY
---------------------      President and Chief        December 5, 2002
Richard T. Riley           Operating Officer,
                           Director

BRIAN E. STERN
---------------------      Director                   December 5, 2002
Brian E. Stern

M. ANNE SZOSTAK
---------------------      Director                   December 5, 2002
M. Anne Szostak

                          EXHIBIT INDEX

Exhibit Number                   Description
--------------                   -----------

     4.1          Certificate of Incorporation of the registrant
                  (incorporated by reference to Exhibit 7(a) to the registrant's current report on Form 8-K dated
                  October 31, 1986).

     4.2 Certificate of Merger of New England Business Service, Inc. (a Massachusetts corporation) and the registrant, dated October 24, 1986, amending the Certificate of Incorporation of the registrant by adding Articles 14 and 15 thereto (incorporated by reference to Exhibit 7(a) to the registrant's current report on Form 8-K dated October 31, 1986).

     4.3 Certificate of Designations, Preferences and Rights of Series A Participating Preferred Stock of the registrant, dated October 27, 1989 (incorporated by reference to Exhibit (3)(c) to the registrant's annual report on Form 10-K for the fiscal year ended June 30,
                  1995).

     4.4 By-laws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's annual report on Form 10-K for the fiscal year ended June 29,
                  2002).

     4.5          Amended and Restated Rights Agreement, dated as of
                  October 27, 1989, as amended as of October 20, 1994, between the registrant and EquiServe Trust Company, N.A., as successor rights agent (incorporated by reference to Exhibit 4 to the registrant's current report on Form 8-K dated October 25, 1994).

     5            Opinion of General Counsel.

    15            Awareness Letter of Independent Accountants.

    23.1          Consent of Deloitte & Touche LLP.

    23.2 Consent of General Counsel (contained in the opinion filed as Exhibit 5 to this registration statement).

    24 Power of Attorney (included in the signature page to this registration statement).